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                                                                    Exhibit 3.2
                                                                    -----------

                                                             As amended through
                                                                   June 1, 1995




                                          KELLWOOD COMPANY

                                          ----------------

                                              BY-LAWS

                                              -------

                                              OFFICES

                                              -------



            Section 1.1.     Principal Office.  The principal office shall
                             ----------------
be in the City of Wilmington, County of New Castle, State of Delaware, and the name of the resident agent in charge thereof is The Prentice Hall Corporation System, Inc. (As amended February 22, 1994, by Executive Committee Resolution.)

            Section 1.2.     Other Offices.  The Corporation may also have
                             -------------
an office in the City of Chicago, State of Illinois, and also offices at such other places as the Board of Directors may from time to time determine or the business of the Corporation may require.

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                             STOCKHOLDERS' MEETINGS
                             ----------------------

            Section 2.1.     Place of Meetings.  All meetings of
                             -----------------
stockholders for the election of directors shall be held at such place, within or without the State of Delaware as the Board of Directors may fix by resolution, or if no place is so fixed, then at the general office of the Company at 600 Kellwood Parkway in St. Louis County, Missouri. All meetings of stockholders, other than meetings for the election of directors, shall be held at such place, within or without the State of Delaware as may from time to time be fixed by the Board and specified in the respective notices or waivers of notice thereof. (As amended May 30, 1974, by Board Resolution.)

            Section 2.2.     Annual Meetings.  An annual meeting of
                             ---------------
stockholders, commencing with the meeting during the fiscal year 1995, shall be held on the fourth Thursday in August in each year if not a legal holiday, and if a legal holiday then on the next secular day following, at 10:00 A.M.; at which time they shall elect by a plurality vote, a Board of Directors, and transact such other business as may properly be brought before the meeting. (As amended May 31, 1978, and November 23, 1993, by Board Resolution.)

            Section 2.3.     Notice of Meeting.  Written notice of the
                             -----------------
annual meeting shall be served upon or mailed to each stockholder entitled to vote thereat at the stockholder's address as appears on the books of the Corporation, at least ten days prior to the meeting, and shall state the place, date and hour of the meeting. The notice must be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to vote at the meeting. (As amended February 26, 1991, by Board Resolution.)

            Section 2.4.     Stockholders' List.  At least ten days before
                             ------------------
every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each stockholder as shown on the records of the Corporation and the number of voting shares held by each stockholder, shall be prepared by the Secretary. The list shall be kept, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held for a period of at least ten days prior to the meeting. During the ten day period, the list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours. The list shall also be produced and kept at the time and place of the meeting the whole time thereof, and subject to the inspection of any stockholder

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who may be present.  (As amended February 26, 1991, by Board Resolution.)

            Section 2.5.     Special Meetings.  Special meetings of the
                             ----------------
stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board or Secretary at the request in writing of a majority of the Board of Directors. Such request shall state the purpose or purposes of the proposed meeting. (As amended May 29, 1986, by Board Resolution.)

            Section 2.6.     Notice of Special Meetings.  Written notice of
                             --------------------------
a special meeting of stockholders, stating the time and place and object thereof, shall be served upon or mailed to each stockholder entitled to vote thereat at such address as appears on the books of the Corporation, at least five days before such meeting.

            Section 2.7.     Quorum.  The holders of a majority of the stock
                             ------
issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute, by the Certificate of Incorporation or by these By-Laws. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

            Section 2.8.     Voting.  When a quorum is present at any
                             ------
meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Certificate of Incorporation or of these By-Laws, a different vote is required in which case such express provision shall govern and control the decision of such question. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election of directors which shall have been transferred on the books of the corporation twenty days

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next preceding such election of directors.

            Section 2.9.     Proxies.  At any meeting of the stockholders
                             -------
every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by an instrument in writing subscribed by the stockholder and bearing a date not more than three years prior to the meeting, unless the proxy provides for a longer period.

Without limiting the manner in which a stockholder may authorize another person or persons to act for him as proxy, a stockholder may validly authorize another person or persons to act for him as proxy by: (a) executing a writing to that effect, which execution may be accomplished by the stockholder or his authorized officer, director, employee or agent signing the writing or causing his signature to be affixed to the writing by any reasonable means including, but not limited to, by facsimile signature; or (b) transmitting or authorizing the transmission of the telegram, cablegram, or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. If it is determined that any telegram, cablegram or other electronic transmission submitted pursuant to clause (b) above is valid, the inspectors shall specify the information upon which they relied. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to the preceding sentence may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. (As amended February 26, 1991, by Board Resolution.)

            Section 2.10.  Stockholder Nominations and Proposals.
                           -------------------------------------

(a) At any meeting of the stockholders, no business shall be conducted which has not been properly brought before the meeting. To be properly brought before a meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise properly brought before

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the meeting by or at the direction of the Board of Directors, or (iii)
otherwise properly brought before the meeting by a stockholder.

(b) For business to be properly brought before a meeting by a stockholder, the Secretary of the Corporation must have received written notice not less than sixty (60) days nor more than ninety (90) days prior to the meeting; provided, however, that in the event that less than seventy (70) days' notice or prior public disclosure is given or made to stockholders, notice by the stockholder to be timely must be received no later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or the public disclosure was made.

(c) In the case of stockholder nominations for election to the Board of Directors, the notice shall set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice, (ii) the principal occupations or employment of each such nominee for the past five (5) years, (iii) the number of shares of the Corporation which are beneficially owned by each such nominee, (iv) other directorships held by each nominee, (v) the names of business entities of which each such nominee owns a ten percent (10%) or more beneficial interest, and (vi) all other information with respect to the nominees required by the Federal proxy rules in effect at the time the notice is submitted. In addition, the notice shall be accompanied by a statement, over the signature of each proposed nominee, that he consents to being a nominee, if elected he intends to serve as a director, and confirming the information with respect to him set forth in the notice.

(d) In the case of stockholder proposals other than the election of directors, the notice shall set forth (i) a brief description of the business to be brought before the meeting, (ii) the name, age, business and residence address of the stockholder submitting the proposal, (iii) the principal occupation or employment of that stockholder, (iv) the number of shares of the corporation which are beneficially owned by the stockholder, and (v) any material interest of the stockholder in the business. The chairman of the meeting may, if the facts warrant, determine and declare to the meeting that a stockholder nomination or proposal was not made in accordance with the foregoing procedure and the defective nomination or proposal shall be disregarded and the inspectors of election shall not count any votes cast in favor thereof. Notwithstanding anything in these By-Laws to the contrary, no elections or other business shall be conducted at any meeting of the stockholders except in accordance with the procedures set

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forth in this Section 2.10.  (Added by Board Resolution on May 29, 1986.)
(As amended February 26, 1991, by Board Resolution.)

            Section 2.11.  Voting Procedures and Inspectors of Elections.
                           ---------------------------------------------

(a) The Corporation, by action of the Secretary, shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting of and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

(b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots,
(iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

(c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

(d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any information provided in accordance with clause (b) of Section 2.9 of these By-Laws, ballots and the regular books and records of the Corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable

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information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this Section shall specify the specific information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that the information is accurate and reliable. (Added by Board Resolution on February 26, 1991.)

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                                             DIRECTORS
                                             ---------

            Section 3.1.     Number of Directors.  The number of directors
                             -------------------
of the corporation shall be eleven. Directors need not be stockholders of the corporation. The Board of Directors shall be divided into two classes as nearly equal in number as may be, with the term of office of one class, after the initial classification at the 1983 annual stock-holders' meeting, to expire in each year. When the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes as to make all classes as nearly equal in number as possible. Subject to the foregoing and to Section 3.3 below, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting. (As amended by the Stockholders on August 2, 1983, and by Resolution on May 31, 1989, and by Resolution on May 27, 1993 and by Resolution on June 1, 1995.)

            Section 3.2.     Place of Meeting.  The directors may hold their
                             ----------------
meetings outside of Delaware, at the office of the corporation or at such other places as they may be from time to time to determine, or as shall be fixed in the respective notices or waivers of notice of such meetings.

            Section 3.3.     Vacancies.  If the office of any director or
                             ---------
directors becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, or a new directorship is created, a majority of the remaining directors, though less than a quorum, shall choose a successor or successors, or a director to fill the newly created directorship. If a vacancy in the Board of Directors occurs by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the director elected to fill the vacancy shall have the same term as his predecessor. If the vacancy is as a result of an increase in the number of directors, the director elected to fill the newly created directorship shall have the same term as that of the other directors of the class of which he shall be a member. (As amended by the Stockholders on August 2, 1983.)

            Section 3.4.     General Powers.  The property and business of
                             --------------
the corporation shall be managed by its Board of Directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these By-Laws directed or required to be exercised or done by the stockholders.

            Section 3.5.     Committees of Directors.  The Board
                             -----------------------

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of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more of the directors of the corporation, which, to the extent provided in said resolution or resolutions, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

            Section 3.6.     Compensation of Directors.  By resolution of
                             -------------------------
the Board, an annual or other periodic fee for members of the Board may be established and expenses of attendance at Board meetings, if any, may be allowed. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

            Section 3.7.     Annual Meeting.  The first meeting of the Board
                             --------------
of Directors held after the annual meeting of the shareholders in each year shall constitute the annual meeting of the Board, and officers shall be elected at this meeting. Notice of such meeting, unless waived, shall be given by mail or telegram to each director elected at such annual meeting, at his address as the same may appear on the records of the corporation, or in the absence of such address, at his residence or usual place of business, at least three (3) days before the day on which such meeting is to be held. Said meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof.

            Section 3.8.     Special Meetings.  Special meetings of the
                             ----------------
Board of Directors may be held at any time on the call of the Chairman of the Board or at the request in writing of any two (2) directors. Notice of any such meeting, unless waived, shall be given by mail or telegram to each director at his address as the same appears on the records of the corporation not less than one (1) day prior to the day on which such meeting is to be held if such notice is by telegram, and not less than two (2) days prior to the day on which the meeting is to be held if such notice is by mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer or any one of the directors making the call. Notwithstanding the foregoing, for purposes of dealing with

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an emergency situation, as conclusively determined by the directors or officer calling the meeting, notice may be given in person, by telegram or cable, by telephone or wireless, or by any other means that reasonably may be expected to provide similar notice, not less than two (2) hours prior to the meeting. Any such meeting may be held at such place as the Board may fix from time to time or as may be specified or fixed in such notice or waiver thereof. Notice may be waived in writing by any director, either before or after the meeting. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given, if all the directors shall be present thereat, and no notice of a meeting shall be required to be given to any director who shall attend such meeting. (As amended by Board Resolution, May 29, 1986.)

            Section 3.9.     Action Without Meeting.  Any action required or
                             ----------------------
permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

            Section 3.10.  Quorum and Manner of Action.  Except as otherwise
                           ---------------------------
provided in the Certificate of Incorporation or in these By-Laws, a majority of the total number of directors as at the time specified by the By-Laws shall constitute a quorum at any regular or special meeting of the Board of Directors. Except as otherwise provided by law or by the Certificate of Incorporation, as amended, or by these By-Laws, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn the meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given. Any director may require the "ayes" and "noes" to be taken on any questions and recorded in the minutes. (As amended by the Stockholders on August 2, 1983.)

            Section 3.11.  Notices.  Whenever, under the pro-visions of the
                           -------
statutes or of the Certificate of Incorporation or of these By-Laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, by depositing the same in a post office or letter box, in a post-paid sealed wrapper, or by delivery to a telegraph company, addressed to such director or stockholder at such address as appears on the books of the corporation, or, in default of other address, to such director or stockholder at the General Post Office in the

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City of Dover, Delaware, and such notice shall be deemed to be given at the time when the same shall be thus mailed or delivered by a telegraph company.

            Section 3.12.  Waivers of Notice.  Whenever any notice is
                           -----------------
required to be given under the provisions of the statutes or of the Certificate of Incorporation, or of these By-Laws, a waiver thereof in writing signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

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                                           OFFICERS
                                           --------

            Section 4.1.     Executive Officers.  The executive officers of
                             ------------------
the corporation shall be a Chairman of the Board, President, such number of Vice Presidents as the Board of Directors may determine, a Secretary and a Treasurer. One person may hold any two of said offices except the office of President and Secretary. Additional officers may from time to time be appointed by the Board of Directors.

            Section 4.2.     Election, Term of Office and Eligibility.  The
                             ----------------------------------------
executive officers of the corporation shall be elected annually by the Board of Directors at its annual meeting or at a special meeting held in lieu thereof. Each officer, except such officers as may be appointed in accordance with the provisions of Section 4.3 shall hold office until his successor shall have been duly chosen and qualified or until his death, resignation or removal. The Chairman of the Board and the President shall be and remain members of the Board of Directors. None of the other officers need be members of the Board.

            Section 4.3.     Subordinate Officers, etc.  The Board of
                             -------------------------
Directors may appoint such Assistant Secretaries, Assistant Treasurers, Auditor and other officers, such committees in addition to the Executive Committee, and such agents as the Board may determine, to hold office for such period, and with such authority and to perform such duties as the Board may from time to time determine. The Board may, by specific resolution, empower the President or the Executive Committee to appoint any such subordinate officers or agents.

            Section 4.4.     Removal.  The Chairman of the Board, the
                             -------
President, any Vice President, the Secretary and/or the Treasurer may be removed at any time, either with or without cause, but only by the affirmative vote of the majority of the total number of directors as at the time specified by the By-Laws. Any subordinate officer appointed pursuant to Section 4.3 may be removed at any time, either with or without cause, by the majority vote of the directors present at any meeting of the Board or by any committee or officer empowered so to do by resolution of the Board.

            Section 4.5.     Resignations.  Any officer may resign at any
                             ------------
time by giving written notice to the Board of Directors or to the Chairman of the Board or the Secretary of the corporation. Any such resignation shall take effect at the time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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            Section 4.6.     Vacancies.  A vacancy in any office because of
                             ---------
death, resignation, removal, disqualification, or any other cause shall be filled for the unexpired portion of the term in the same manner in which an officer to fill said office may be chosen pursuant to Section 4.2 and/or 4.3.

            Section 4.7A.  The Chairman of the Board.  The Chairman of the
                           -------------------------
Board shall be the chief executive officer of the corporation. He shall have executive authority to see that all orders and resolutions of the Board of Directors are carried into effect, and, subject to the control vested in the Board of Directors by statute, by the Certificate of Incorporation, as amended, or by these By-Laws, shall administer and be responsible for the overall management of, the business and affairs of the corporation. He shall preside at all meetings of the stockholders and of the Board of Directors; and in general shall perform all duties incident to the office of the Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Directors. (Amended July 28, 1964.)

            Section 4.7B.  The President.  The President shall perform such
                           -------------
duties as may from time to time be assigned by the Board of Directors, or the Chairman of the Board, and in the absence or disability of the Chairman of the Board, shall perform the duties of the Chairman of the Board.

            Section 4.8.     The Vice Presidents.  In the event of the
                             -------------------
absence or disability of the Chairman of the Board and the President, each Vice President, in the order of his seniority, which shall be in the order of his election, shall perform the duties of the President. The Vice President shall also perform such other duties as from time to time may be assigned to him by the Board of Directors.

            Section 4.9.     The Secretary.  The Secretary shall:
                             -------------

            (a) Keep the minutes of the meetings of the stockholders and of the Board of Directors in books provided for that purpose;

            (b) See that all notices are duly given in accordance with the provisions of these By-Laws or as required by law;

            (c) Be custodian of the records and of the seal of the corporation and see that the seal or a facsimile or equivalent thereof is affixed to or impressed or reproduced on all stock certificates prior to their issue, and on all documents, the execution of which on behalf of the

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corporation under its seal is duly authorized;

            (d) Have charge of the stock record books of the corporation and keep or cause to be kept the stock record and transfer books in such manner as to show at any time the number of shares of each class of the capital stock of the corporation issued and outstanding, the names and addresses of the holders of record thereof, and the number of shares held by each; and exhibit or cause to be exhibited at all reasonable times to any officer or director, upon application, the original or duplicate stock ledger;

            (e) See that the books, reports, statements, certificates, and all other documents and records required by law are properly made, kept and filed;

            (f) In general, perform all duties incident to the Office of Secretary, and such other duties as are provided by these By-Laws and as from time to time are assigned to him by the Board of Directors or by the Chairman of the Board.

            Section 4.10.  The Assistant Secretaries.  If one or more
                           -------------------------
Assistant Secretaries shall be appointed pursuant to the provisions of this Article respecting subordinate officers, then, at the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary (or in the absence of such designations, then any one of such Assistant Secretaries) shall perform the duties of the Secretary, and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Secretary.

            Section 4.11.  The Treasurer.  The Treasurer shall:
                           -------------

            (a) Receive, have charge and custody of, and be responsible for all funds of, and securities owned or held by the corporation, and in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts of receipts and disbursements in books belonging to the corporation; deposit or cause to be deposited to the credit of the corporation, all monies, funds and securities so received in such bank or other depository as the Board of Directors or an officer designated by the Board may from time to time establish; and disburse or supervise the disbursement of the funds of the corporation as may be properly authorized and take or cause to be taken proper vouchers for such disbursements;

            (b) Render to the Board of Directors at any meeting thereof, or from time to time whenever the Board of

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Directors or the President may require, an account of all transactions as
Treasurer and an account of the financial condition of the corporation, and render or cause to be rendered a full financial report at the annual meeting of the shareholders, if called upon to do so;

            (c) In general, perform all the duties incident to the Office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Directors or by the Chairman of the Board.

            Section 4.12.  The Assistant Treasurers.  If one or more
                           ------------------------
Assistant Treasurers shall be appointed pursuant to the provisions of this Article respecting subordinate officers, then, at the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer (or in the absence of such designation, then any one of such Assistant Treasurers), shall perform all the duties of the Treasurer and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Treasurer.

            Section 4.13.  Salaries.  The salaries of the officers shall be
                           --------
fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

            Section 4.14.  Bonds.  If the Board of Directors shall so
                           -----
require, the Treasurer, and any Assistant Treasurer and/or any other officer or agent of the corporation shall give bond to the corporation in such amount and with such surety as the Board of Directors may deem sufficient, conditioned upon the faithful performance of their respective duties and offices.

            Section 4.15.  Delegation of Duties.  In case of the absence of
                           --------------------
any officer of the corporation or for any other reason which may seem sufficient to the Board, the Board of Directors may, for the time being, delegate his powers and duties, or any of them, to any other officer or to any director.

                              SHARES OF STOCK
                              ---------------

            Section 5.1.     Regulation.  Subject to the terms of any
                             ----------
contract of the corporation, the Board of Directors may make such rules and regulations as it may deem expedient concerning the issue, transfer, and registration of certificates for share of the stock of the corporation, including the issue of new certificates for lost or destroyed certificates, and including the appointment of transfer agents and registrars.

            Section 5.2.     Stock Certificates.  Certificates for shares of
                             ------------------
stock of the corporation shall be respectively numbered serially for each class of shares, or series thereof, as they are issued, shall be impressed with the corporate seal or a facsimile thereof, and shall be signed by the Chairman of the Board or President or a Vice President, and by the Secretary or Treasurer, or an Assistant Secretary or an Assistant Treasurer. Any or all of the signatures on any certificate, including those of transfer agents and registrars, may be a facsimile. Each certificate shall exhibit the name of the corporation, the class (or series of any class) and number of shares represented thereby, the name of the holder, the par value of the shares represented thereby or that such shares are without par value. Each certificate shall be otherwise in such form as may be prescribed by the Board of Directors. (Amended May 29, 1973.)

            Section 5.3.     Transfer of Shares.  The corporation may from
                             ------------------
time to time enter into an agreement or agreements with one or more if its stockholders restricting the transferability of its stock in accord with the general corporate purpose to have its stock owned by persons actively engaged in the corporate business. Subject to the terms of any such agreement, shares of the capital stock of the corporation shall be transferable on the books of the corporation by the holder thereof in person or by his duly authorized attorney, upon the surrender and cancellation of a certificate or certificates for a like number of shares. As against the corporation a transfer of shares can be made only on the books of the corporation and in the manner hereinabove provided, and the corporation shall be entitled to treat the registered holder of any share as the owner thereof and shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the statutes of the State of Delaware.

            Section 5.4.     Closing of Transfer Books.  The Board of
                             -------------------------
Directors shall have the power to close the stock transfer books of the corporation for a period of not more than 60 or less than 10 days preceding the date of any meeting of stockholders, or the date for payment of any dividends, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period of not more than 60 or less than 10 days in connection with obtaining the consent of stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix, in advance, a date not more than 60 or less than 10 days preceding the date of any meeting of stockholders or the date for any payment of dividend, or the date for the allotment of rights, or the date when any change or conversion or any exchange of capital stock shall go into effect, or a date in connection with obtaining such consent of stockholders for any purpose as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, or entitled to receive payment of any such dividend, or to receive any such allotment or rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, or to give such consent, and in such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. (As amended by Board Resolution January 30, 1973.)

            Section 5.5.     Lost Certificates.  Any stockholder claiming
                             -----------------
that a certificate representing shares of stock has been lost or destroyed may make an affidavit or affirmation of the fact and if the Board of Directors so requires, advertise the same in a manner designated by the Board, and give the corporation a bond of indemnity in form and with security for an amount satisfactory to the Board, but not exceeding double the value of the shares represented by said certificate; whereupon a new certificate may be issued of the same tenor and representing the same number, class and/or series of shares as were represented by the certificate alleged to have been lost or destroyed.

                              BOOKS AND RECORDS
                              -----------------

            Section 6.1.     Location.  The books, accounts and records of
                             --------
the corporation may be kept at such place or places within or without the State of Delaware as the Board of Directors may from time to time determine. In case the original stock ledger and transfer books of the corporation are kept without said State, a duplicate of each thereof shall be kept at its principal office in the State of Delaware.

            Section 6.2.     Inspection.  Except as otherwise provided by
                             ----------
statute, the books, accounts, and records of the corporation shall be open to inspection by any member of the Board of directors during usual business hours for any purpose reasonably related to his position as director; and open to inspection by the stockholders, in person or by attorney or other agent, upon their written demand under oath directed to the corporation at its registered office or at its principal place of business, stating the purpose thereof, during usual business hours, for any proper purpose reasonably related to such person's interest as a stockholder, and subject to such regulations as the Board of Directors may prescribe. If an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or other writing authorizing the attorney or agent to act on behalf of the stockholder. (As amended February 26, 1991, by Board Resolution.)

            Section 6.3.     Corporate Seal.  The corporate seal shall
                             --------------
contain two concentric circles between which shall be the name of the corporation and the word "Delaware" and in the center shall be inscribed the words "Corporate Seal" and the year in which the Certificate of Incorporation was issued.

                           DIVIDENDS AND RESERVES
                           ----------------------

            Section 7.1.     Dividends.  Subject to the provisions of the
                             ---------
Certificate of Incorporation, as amended and other lawful commitments of the corporation, dividends upon the shares of any class of stock, or series thereof, of the corporation may be declared by the Board of Directors out of the net assets of the corporation in excess of its capital or out of its net profits at any regular or special meeting of the Board of Directors. However, no dividend shall be declared or paid which would impair the capital stock of the corporation.

            Section 7.2.     Reserves.  Before declaring any dividend or
                             --------
making any distribution of net assets in excess of capital or any distribution of net profits, the Board of Directors, from time to time in their absolute discretion, may set apart out of any funds of the corporation available for dividends, a reserve or reserves for working capital, or to meet contingencies, or for repairs or maintenance, or for any other lawful purpose, and also, from time to time, may abolish or decrease any such reserve or reserves.

                          MISCELLANEOUS PROVISIONS
                          ------------------------

            Section 8.1.     Fiscal Year.  The fiscal year of the
                             -----------
corporation shall end on the 30th day of April in each year or on such other date as the Board of Directors may from time to time determine. (As amended by Audit Committee of Board of Directors Resolution January 4, 1973, pursuant to Board of Directors Resolution December 3, 1972.)

            Section 8.2.     Depositaries.  The Board of Directors or an
                             ------------
officer designated by the Board shall appoint banks, trust companies, or other depositaries in which shall be deposited from time to time the money or securities of the corporation.

            Section 8.3.     Checks, Drafts, Notes, etc.  All checks,
                             --------------------------
drafts, or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers or agent or agents as shall from time to time be designated by resolution of the Board of Directors or by an officer appointed by the Board.

            Section 8.4.     Contracts, etc., How Executed.  Except as in
                             -----------------------------
the By-Laws otherwise provided, the Board of Directors may authorize any officer, agent or agents, to enter into any contract or execute and deliver any instrument in the name and on behalf of the corporation, and such authority may be general or confined to specific instances.

            Section 8.5.     Stock in Other Corporations.  Any shares of
                             ---------------------------
stock in any other corporation which may from time to time be held by this corporation may be represented and voted at any meeting of the shareholders of such corporation by the Chairman of the Board, the President or a Vice President, or by any other person or persons thereunto authorized by the Board of Directors, or by any proxy designated by written instrument of appointment executed in the name of this corporation by its Chairman of the Board, the President or a Vice President and attested by the Secretary or an Assistant Secretary. Shares of stock belonging to the corporation need not stand in the name of the corporation, but may be held for the benefit of the corporation in the individual name of the Treasurer or of any other nominee designated for the purpose by the Board of Directors. Certificates for shares so held for the benefit of the corporation shall be endorsed in blank or have proper stock powers attached so that said certificates are at all times in due form for transfer, and shall be held for safekeeping in such manner as shall be determined from time to time by the Board of Directors.

            Section 8.6.     Indemnification of Directors and Officers.
                             -----------------------------------------

            (a)   Right to Indemnification.  Each person who was or is a
                  ------------------------
party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the laws of Delaware against all costs, charges, expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his heirs, executors and administrators. The right to indemnification conferred in this paragraph (a) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that the director or officer is not entitled to be indemnified under this Section or otherwise. The Corporation may, by action of its Board of Directors, provide indemnification to employees and agents of the Corporation with the same scope and effect as the foregoing indemnification of directors and officers.

            (b)   Right of Claimant to Bring Suit.  If a claim under
                  -------------------------------
paragraph (a) of this Section is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has failed to meet a standard of conduct which makes it permissible under Delaware law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is permissible in the circumstances because he has met such standard of conduct, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such standard of conduct, nor the termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall be a defense to the action or create a presumption that the claimant has failed to meet the required standard of conduct.

            (c)   Non-Exclusivity of Rights.  The right to indemnification
                  -------------------------
and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

            (d)   Insurance.  The Corporation may maintain insurance, at its
                  ---------
expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Delaware law.

            (e)   Expenses as a Witness.  To the extent that any director,
                  ---------------------
officer, employee or agent of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

            (f)   Indemnity Agreements.  The Corporation may enter into
                  --------------------
indemnity agreements with the persons who are members of its Board of Directors from time to time, and with such officers, employees and agents as the Board may designate, providing in substance that the Corporation shall indemnify such persons to the fullest extent permitted by Delaware law.

            (g)   Effect of Amendment.  Any amendment, repeal or
                  -------------------
modification of any provision of this Section by the stockholders or the directors of the Corporation shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment, repeal or modification. (As amended May 28, 1987.)

            Section 8.7.     Amendment of By-Laws.  In accordance with
                             --------------------
authority expressly contained in the Certificate of Incorporation, these By-Laws may be added to, altered, amended, or repealed, and new or other By-Laws may be made and adopted by vote of a majority of the Board of Directors, at any regular or special meeting of the Board, and without prior notices of intent so to do. These By-Laws may also be added to, altered, amended or repealed, and new or other By-Laws may be made and adopted by vote of at least 75% of the shares entitled to vote thereon at any regular or special meeting, and without prior notices of intent so to do. (As amended by Stockholders on August 2, 1983.)

            Section 8.8.     Validity of Contracts, etc.  No contract or
                             --------------------------
other transaction between the corporation and any other corporation shall be affected or invalidated by the fact that any one or more of the directors of this corporation is or are interested in, or is a director or officer, or are directors or officers of such other corporation, and any director or directors, individually or jointly may be a party or parties to or may be interested in any contract or transaction of this corporation or in which this corporation is interested; and no contract, act or transaction of this corporation with any person or persons, firms or corporation, shall be affected or invalidated by the fact that any director or directors of this corporation is a party, or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm or association, and each and every person who may become a director of this corporation is hereby relieved from any liability that may otherwise exist from contracting with the corporation for the benefit of himself or any firm or corporation in which he may be in any way interested; provided, however, that in any such case the fact of such interest shall be disclosed to other directors acting upon or in reference to such contract or transaction.

            Section 8.9.     Selection of Public Accountants.  Each year the
                             -------------------------------
Board of Directors shall select independent public accountants to audit the books and accounts of the corporation. (As amended by Board Resolution October 21, 1970.)

                        GROUPS AND GROUP PERSONNEL
                        --------------------------

            Section 9.1.     Establishment of Groups.  The Board of
                             -----------------------
Directors of this Corporation may cause all or a portion of the business and operations of this Corporation to be divided into one or more semiautonomous groups. Each group shall operate according to a charter adopted by the Board of Directors which shall set out the basic responsibilities, functions, and such other characteristics of that group as the Board of Directors deems appropriate. The Chief Executive Officer of this Corporation may make such minor or temporary amendments of group charters as he deems necessary and appropriate for the efficient operation of a group. Each group may operate under a group name approved for such purpose by the Chief Executive Officer. The Chief Executive Officer may inter-change manufacturing or other facilities among the several groups. Not less frequently than annually, the Chief Executive Officer shall report to the Board of Directors regarding all changes made in group charters and all inter-changes of facilities among the groups.

            Section 9.2.     Group Personnel.  The head of each group shall
                             ---------------
be a group president appointed by the Board of Directors to serve at the pleasure of the Board of Directors. A group president shall have the same authority with respect to the affairs of the group as the president of an independent corporation has with respect to the affairs of that corporation. The authority of a group president shall be exercised in accordance with the limits defined by the Board of Directors or delegated by the Chief Executive Officer. A group president may sign contracts and other documents in the name of the group in the furtherance of the approved and regular course of business of the group, may cause the manufacturing and other facilities of the group to be arranged or rearranged into divisions, and may appoint all personnel for the group provided, however, that the Chief Executive Officer of this Corporation shall approve the divisional arrangement or re-arrangement of the group and the persons appointed to the executive staff of the group and as the head of any division within the group.

            If one or more subsidiaries of this Corporation (or subsidiaries of a corporation owned by this Corporation) comprise a part of a group, the group president of the group shall be the Chairman of the Board or President of each such subsidiary and shall recommend to the Board of Directors of each such subsidiary persons to be the officers of that subsidiary.

            At least annually the Chief Executive Officer shall report to the Board of Directors regarding the appointment of all group executive staff personnel, group division heads and the election of all officers of subsidiaries. (As amended October 29, 1969.)